UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: December 17, 2020

(Date of earliest event reported)

Energous Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210
San Jose, California 95134
(Address of principal executive offices and zip code)

(408) 963-0200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 17, 2020, Robert Griffin advised the Board of the Company that he would resign as a director of the Board, effective on December 17, 2020 (the “Resignation”). The Resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

A copy of the press release announcing Mr. Griffin’s resignation is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release of Energous Corporation dated December 22, 2020.

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION
(Registrant)

December 22, 2020	By:	/s/ Brian Sereda
Date		Brian Sereda
Senior Vice President and Chief Financial Officer